As filed with the Securities and Exchange Commission on February 2, 2017

Registration No. 333-147192

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-8

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIFTH THIRD BANCORP

(Exact name of issuer as specified in its charter)

Ohio	31-0854434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

First Charter Corporation 2000 Omnibus Stock Option and Award Plan

First Charter Corporation Comprehensive Stock Option Plan

First Charter Corporation Stock Option Plan for Non-Employee Directors

(Full title of the plans)

Copy To:
Saema Somalya, Esq.	H. Samuel Lind, Esq.
Fifth Third Bancorp	Fifth Third Bancorp
38 Fountain Square Plaza	38 Fountain Square Plaza
MD 10909F	MD 10909F
Cincinnati, Ohio 45263	Cincinnati, Ohio 45263
(513) 534-4300	(513) 534-4300
(513) 534-6757 (fax)

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

Fifth Third Bancorp (the “Registrant”) previously registered 1,275,000 shares of its common stock eligible for issuance under the First Charter Corporation 2000 Omnibus Stock Option and Award Plan, the First Charter Corporation Comprehensive Stock Option Plan, and the First Charter Corporation Stock Option Plan for Non-Employee Directors (collectively, the “Plans”) on its Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement No. 333-147192 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2008, following the consummation of the Registrant’s acquisition of First Charter Corporation. The Registrant filed the Registration Statement to cover issuances of shares of the Registrant’s common stock that became issuable upon the post-acquisition exercise of options granted under the Plans prior to such acquisition. The Registrant made no additional awards under the Plans following the acquisition. The shares of the Registrant’s common stock were initially included in the Registration Statement upon the initial filing of the Form S-4 registration statement, and as amended prior to effectiveness.

The Registrant is filing this Post-Effective Amendment No. 2 solely for the purpose of filing the consent of Deloitte & Touche LLP, the Registrant’s independent registered accounting firm, to the incorporation by reference into the Registration Statement of its reports as set forth on Exhibit 23.2 hereto. This Post-Effective Amendment No. 2 does not modify any provision of the Registration Statement other than to replace the previously filed Exhibit 23.2, which is superseded in its entirety by the new Exhibit 23.2 filed herewith, and to update Exhibits 4.1 and 4.2 to incorporate by reference the current versions of the Registrant’s Articles of Incorporation and Code of Regulations, respectively.

Part II    Information Required in the Registration Statement.

Item 8.	Exhibits.

Exhibit	Description of Exhibit

4.1	Fifth Third Bancorp Amended Articles of Incorporation, as amended**

4.2	Fifth Third Bancorp Code of Regulations, as amended**

5.1	Opinion of Counsel employed by Fifth Third Bancorp*

23.1	Consent of Counsel employed by Fifth Third Bancorp (included in Exhibit 5.1)*

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page of this Registration Statement).

*	Previously filed. See Exhibit Index.
**	Incorporated by reference. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-147192 (including a related registration statement on Form S-4 under Rule 462(b) of the Securities Act of 1933 (Registration Statement No. 333-151473)) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on February 1, 2017.

FIFTH THIRD BANCORP

By:	/s/ GREG D. CARMICHAEL
Greg D. Carmichael
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GREG D. CARMICHAEL, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ GREG D. CARMICHAEL	Date: February 1, 2017
Greg D. Carmichael
President and Chief Executive Officer

Principal Financial Officer:

/s/ TAYFUN TUZUN	Date: February 1, 2017
Tayfun Tuzun
Executive Vice President and Chief Financial
Officer

Principal Accounting Officer:

/s/ MARK D. HAZEL	Date: February 1, 2017
Mark D. Hazel
Senior Vice President and Controller

Directors of the Company:

/s/ NICHOLAS K. AKINS	Date: February 1, 2017
Nicholas K. Akins

Date: February , 2017
B. Evan Bayh III

Date: February , 2017
Jorge L. Benitez

Date: February , 2017
Katherine B. Blackburn

/s/ EMERSON L. BRUMBACK	Date: February 1, 2017
Emerson L. Brumback

Date: February , 2017
Jerry W. Burris

/s/ GREG D. CARMICHAEL	Date: February 1, 2017
Greg D. Carmichael

/s/ GARY R. HEMINGER	Date: February 1, 2017
Gary R. Heminger

/s/ JEWELL D. HOOVER	Date: February 1, 2017
Jewell D. Hoover

Date: February , 2017
Eileen A. Mallesch

/s/ MICHAEL B. MCCALLISTER	Date: February 1, 2017
Michael B. McCallister

Date: February , 2017
Hendrik G. Meijer

/s/ MARSHA C. WILLIAMS	Date: February 1, 2017
Marsha C. Williams

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

4.1	Fifth Third Bancorp Amended Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for quarter ended June 30, 2014. **

4.2	Fifth Third Bancorp Code of Regulations, as amended, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2016.

5.1	Opinion of Counsel employed by Fifth Third Bancorp (filed as Exhibit 5.1 to the Registration Statement)*

23.1	Consent of Counsel employed by Fifth Third Bancorp (included in Exhibit 5.1 to the Registration Statement)*

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Previously filed.
** Incorporated	by reference.